As filed with the Securities and Exchange Commission on August 10, 2001
                                    Registration No. __________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                        NORTHROP GRUMMAN CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)
                             ___________________

             Delaware                               95-4840775
 (State or Other Jurisdiction of                 (I.R.S. Employer
  Incorporation or Organization)               Identification No.)

                           1840 Century Park East
                       Los Angeles, California  90067
        (Address, Including Zip Code, of Principal Executive Offices)
                             ___________________

      NORTHROP GRUMMAN CORPORATION 2001 LONG-TERM INCENTIVE STOCK PLAN
                          (Full Title of the Plan)
                             ___________________

                            John H. Mullan, Esq.
      Corporate Vice President, Secretary and Associate General Counsel
                        Northrop Grumman Corporation
                           1840 Century Park East
                       Los Angeles, California  90067
                               (310) 553-6262
    (Name, Address and Telephone Number, Including Area Code, of Agent For
                                  Service)
                             ___________________

                       CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
                                 Maximum       Maximum
Title Of         Amount          Offering      Aggregate         Amount Of
Securities       To Be           Price         Offering          Registration
To Be            Registered      Per Unit      Price             Fee
Registered

Common Stock,    8,000,000       $80.285(3)   $642,280,000(3)    $160,570(3)
par value        shares(1)(2)
$1.00 per
share (1)(2)


  <F1>     Each share of Common Stock, par value $1.00 per
      share, of Northrop Grumman Corporation (the "Company") is accompanied by a preferred share purchase right ("Right") issuable pursuant to the Company's Rights Agreement dated January 31, 2001.

  <F2>     This Registration Statement covers, in addition
      to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan (the "Plan"), may become subject to the Plan.

   <F3>    Pursuant to Rule 457(h), the maximum offering
      price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 7, 2001, as reported on the New York Stock Exchange.


                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act
Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424.
These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


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


                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company filed with the Commission are incorporated herein by reference:

     (a) The Company's Quarterly Reports on Forms 10-Q for its fiscal quarters ended March 31, 2001 and June 30, 2001, filed with the Commission on May 10, 2001 and August 9,
          2001, respectively;

     (b)  The Company's Current Report on Form 8-K filed with the
          Commission on April 17, 2001, and as subsequently amended from time to time;

     (c) The description of the Company's Common Stock contained under the caption "Description of NNG Capital Stock - Common Stock" in the Company's Registration Statement on Form S-4 filed with the Commission on February 1, 2001 (File No. 333-54800), and as subsequently amended from time to time; and

     (d) The description of the Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 28, 2001, and any amendment or report filed for the purpose of updating such description.

     The following document of Northrop Grumman Systems
Corporation (formerly Northrop Grumman Corporation) ("Northrop
Systems") filed with the Commission is incorporated herein by reference:

     (a) Northrop Systems' Annual Report on Form 10-K/A for its fiscal year ended December 31, 2000, filed with the Commission on March 8, 2001.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


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


ITEM 4.  DESCRIPTION OF SECURITIES

     The Company's Common Stock, par value $1.00 per share (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon by John H. Mullan, Esq., 1840 Century Park East, Los Angeles, California 90067. Mr. Mullan is Corporate Vice President, Secretary and Associate General Counsel of the Company. Mr. Mullan is compensated as an employee of the Company, is eligible to participate in the Plan, and is also a shareholder of the Company and the holder of options to acquire additional shares of Common Stock. As of August 10, 2001, Mr. Mullan beneficially owned less than one percent of the Company's issued and outstanding Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derives any improper personal benefit.

     The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

     The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Registrant has also purchased director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


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


ITEM 8.  EXHIBITS

     Exhibit
     Number              Description of Exhibit
     -------             ----------------------

     4.1         Northrop Grumman Corporation 2001 Long-Term
                 Incentive Stock Plan.

     4.2         Amended and Restated Certificate of
                 Incorporation, as amended (incorporated by reference to Form S-4 Registration Statement filed February 1, 2001).

     4.3         Certificate of Amendment of Certificate of
                 Incorporation (incorporated by reference to Form
                 10-Q for the quarter ended March 31, 2001).

     4.4         Certificate of Amendment of Certificate of
                 Incorporation dated May 21, 2001 (incorporated by reference to Form 10-Q for the quarter ended
                 June 30, 2001).

     4.5         Form of Certificate of Designations,
                 Preferences and Rights of Series B Preferred
                 Stock of Northrop Grumman (incorporated by reference to Form S-4 Registration Statement filed February 1, 2001).

     4.6 Restated Bylaws (incorporated by reference to Form S-4 Registration Statement filed
                 February 1, 2001).

     4.7         Rights Agreement dated as of January 31,
                 2001 between Northrop Grumman Corporation and EquiServe Trust Company (incorporated by reference to Form S-4 Registration Statement filed March 27, 2001).

       5. Opinion of John H. Mullan, Esq. regarding the validity of the securities being registered.

      15.        Letter from Independent Accountants
                 Regarding Unaudited Interim Financial
                 Information.

      23.1       Consent of Deloitte & Touche LLP.

      23.2       Consent of John H. Mullan, Esq. (included in
                 Exhibit 5).

      24.        Power of Attorney (included in this
                 Registration Statement under "Signatures").

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any
              facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii)    To include any material
              information with respect to the plan of
              distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 10, 2001.

                              NORTHROP GRUMMAN CORPORATION


                              By:  /S/ JOHN H. MULLAN
                                   ---------------------------
                                   John H. Mullan
                                   Corporate Vice President,
                                   Secretary and Associate General
                                   Counsel



                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Burks Terry and John H. Mullan, and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                Title                      Date
    ---------                -----                      ----

/S/ KENT KRESA               Chairman of the Board      August 10, 2001
--------------               President and
Kent Kresa                   Chief Executive
                             Officer (Principal
                             Executive Officer)

/S/ RICHARD B. WAUGH, JR.    Corporate Vice             July 27, 2001
-------------------------    President and Chief
Richard B. Waugh, Jr.        Financial Officer
                             (Principal Financial
                             Officer)


Page 7


/S/ SANDRA J. WRIGHT         Vice President and         August 10, 2001
--------------------         Controller (Principal
Sandra J. Wright             Accounting Officer)

/S/ JOHN T. CHAIN, JR.       Director                   July 19, 2001
---------------------
John T. Chain, Jr.

/S/ LEWIS W. COLEMAN         Director                   August 10, 2001
---------------------
Lewis W. Coleman

/S/ VIC FAZIO                Director                   August 10, 2001
---------------------
Vic Fazio

/S/ PHILLIP FROST            Director                   August 10, 2001
-----------------
Phillip Frost

/S/ CHARLES R. LARSON        Director                   August 10, 2001
---------------------
Charles R. Larson

/S/ ROBERT A. LUTZ           Director                   August 10, 2001
-----------------
Robert A. Lutz

                             Director
-----------------
Aulana L. Peters

/S/ JOHN BROOKS SLAUGHTER    Director                   August 10, 2001
------------------------
John Brooks Slaughter

/S/ RONALD SUGAR             Director and               August 10, 2001
-----------------            Corporate Vice
Ronald Sugar                 President


<Page 8>